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                                                                    EXHIBIT 10.2


         Amendment No. 1, dated October 30, 2003, to the Concord Camera Corp. Deferred Delivery Plan (the "Plan").

         NOW, THEREFORE, the Plan is hereby amended by replacing subparagraph
(j) of Article II with the following:

         (j) Fair Market Value means the closing price for the Common Stock as officially reported on the date immediately preceding the relevant date (or if there were no sales on such date, on the next preceding date on which such closing price was recorded) by the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any such national securities exchange, the closing price as furnished by the National Association of Securities Dealers through Nasdaq or a similar organization if Nasdaq is no longer reporting such information, or, if the Common Stock is not quoted on Nasdaq, as determined in good faith by resolution of the Board (whose determination shall be conclusive), based on the best information available to it.